UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report  —  January 5, 2005

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota       55402-4099

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (612) 376-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing ogligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

(a).                               On January 5, 2005, Bemis Company, Inc. issued a press release, a copy of which is furnished as Exhibit 99 to this report, to announce its acquisition of majority ownership of Dixie Toga, one of the largest packaging companies in South America.  Bemis Company, Inc. will webcast an investor telephone conference regarding this announcement this morning at 11 a.m. (EST).  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.”  However, they are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instruction for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c).                               The January 5, 2005, Bemis Company, Inc. press release is furnished as Exhibit 99 to this report.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                                BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President, Chief Financial Officer and Treasurer		Stanley A. Jaffy, Vice President and Controller

Date	January 5, 2005	Date	January 5, 2005